                                                                    EXHIBIT 5.1


              [MCCUTCHEN, DOYLE, BROWN & ENERSEN, LLP LETTERHEAD]


April 26, 1999


Heritage Commerce Corp
150 Almaden
San Jose, CA 95113

                       REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

     We have acted as counsel for Heritage Commerce Corp, a California corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the
Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of shares of the Company's common stock, no par value per share, with an aggregate maximum offering price of $12,000,000.

     We are of the opinion that the shares of common stock to be issued by the Company pursuant to the Registration Statement have been duly authorized and, when sold pursuant to the terms described in the Registration Statement, will be duly and validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                   Very truly yours,

                                   McCUTCHEN, DOYLE, BROWN & ENERSEN, LLP


                                   By  /s/ Thomas G. Reddy
                                       ----------------------------------
                                       A Member of the Firm